UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_____________

Date of Report (Date of earliest event reported): March 15, 2005 (March 15, 2005)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29818	52-2165845
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index located on Page 4

Item 1.01. Entry into a Material Definitive Agreement.

     On March 15, 2005, LifePoint Hospitals, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to Agreement and Plan of Merger, dated as of March 15, 2005, by and among the Company, Lakers Holding Corp. (“Lakers”), Lakers Acquisition Corp. (“LifePoint Merger Sub”), Pacers Acquisition Corp. (“Province Merger Sub”) and Province Healthcare Company (“Province”), which amended the Agreement and Plan of Merger, dated as of August 15, 2004, by and among the Company, Lakers, LifePoint Merger Sub, Province Merger Sub and Province, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2005 (as amended, the “Merger Agreement”). Pursuant to Amendment No. 2, the parties agreed to extend to May 1, 2005 the date on and after which the parties may terminate the Merger Agreement if the transactions contemplated by the Merger Agreement (the “Mergers”) have not been consummated by such date, if the failure to consummate the Mergers has not been caused by any breach of the Merger Agreement by the party seeking to terminate the Merger Agreement.

     The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit
Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of March 15, 2005, by and among LifePoint Hospitals, Inc., Lakers Holding Corp., Lakers Acquisition Corp., Pacers Acquisition Corp. and Province Healthcare Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
	By:	/s/ William F. Carpenter III
		Name:	William F. Carpenter III
Date: March 15, 2005		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of March 15, 2005, by and among LifePoint Hospitals, Inc., Lakers Holding Corp., Lakers Acquisition Corp., Pacers Acquisition Corp. and Province Healthcare Company